Exhibit 32.1
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned officers of Trulieve Cannabis Corp. (the “Company”) certifies, to his or her knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 27, 2025

/s/ Kim Rivers

Kim Rivers

Chief Executive Officer
Dated: February 27, 2025

/s/ Wes Getman

Wes Getman

Chief Financial Officer